UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     December 4, 2008

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-12781	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)
(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 1.01 - Entry into a Material Definitive Agreement	3

Item 2.02 - Results of Operations and Financial Condition	3

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers	3

Item 8.01 - Other Events	3

Item 9.01(d) - Exhibits	4
Signature	5

Exhibits	6

Forward Looking Information.  This report and the exhibits hereto contain statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties.  Further, forward-looking statements are intended to speak only as of the date on which they are made.  Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about the company’s future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures.  Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on the company’s business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Changes in consumer tastes or preferences toward products not produced by the Company could erode demand for the Company’s products. Strengthening of the U.S. dollar against other currencies could make the Company’s products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on the Company’s sales in the U.S. of products produced in those countries.  Also, economic and political instability in international areas could affect the company’s operations or sources of goods in those areas, as well as demand for the company’s products in international markets.  Also, the level of success in integrating the acquisition of assets from Bodet & Horst will affect the company’s ability to meet its profitability goals. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management.  Other factors that could affect the matters discussed in forward-looking statements are included in the company’s periodic reports filed with the Securities and Exchange Commission, including the “Risk Factors” section in the company’s most recent annual report of Form 10-K filed with the Securities and Exchange Commission on July 9, 2008 for the fiscal year ended April 27, 2008.

Item 1.01 - Entry into a Material Definitive Agreement

The Company has entered into a contract dated December 4, 2008 providing for the sale of its headquarters building in High Point, North Carolina to Chris Caffey, an individual residing in Greensboro, North Carolina for a purchase price of $4,000,000.  The contract also contemplates that the Company would lease the building back from the purchaser for an initial term of three years, at a rental rate of $360,240 per year, plus approximately two-thirds of the building’s operating costs.  The contract is subject to the purchaser’s ability to obtain financing and is subject to a due diligence period extending until January 9, 2009, during which the purchaser may inspect the premises, conduct appraisals and other examinations, and during which the purchaser may terminate the contract without penalty.  The transaction is also subject to approval by the Company’s lenders.  The closing is anticipated to occur on or before January 30, 2009.  The proceeds of the sale would be used by the Company to pay down the bank loan that is currently secured by the building, which has a balance of approximately $6.2 million.  The remaining balance of the loan would become an unsecured term loan from the same bank lender, subject to a one percent increase in the interest rate on the loan. The loan would be due in one repayment in June 2010.   In connection with this disposal, the company determined that its carrying value of their corporate headquarters building was more than its fair value. Consequently, the company recorded an impairment charge of $795,000 in restructuring expense in the 2009 Consolidated Statement of Loss.

Item 2.02 - Results of Operations and Financial Condition

On December 4, 2008, the Company issued a news release to announce its financial results for the second quarter ended November 2, 2008.  The news release is attached hereto as Exhibit 99(a).

Also on December 4, 2008, the Company released a Financial Information Release containing additional financial information and disclosures about the Company’s second quarter ended November 2, 2008.  The Financial Information Release is attached hereto as Exhibit 99(b).

The news release and Financial Information Release contain disclosures about free cash flow, a non-GAAP performance measure, that management believes provides useful information to investors because it measures the Company’s available cash flow for potential debt repayment, stock repurchases and additions to cash and cash equivalents.  In addition, the news release and Financial Information Release contain proforma income statement information, which reconciles reported and projected income statement information with proforma results, which exclude restructuring and related charges. The Company has included this proforma information in order to show operational performance excluding the effects of restructuring and related charges. Management believes this presentation aids in the comparison of financial results among comparable financial periods.  In addition, this information is used by management to make operational decisions about the Company’s business, is used in certain financial covenants in the Company’s loan agreements, and is used by the Company as a financial goal for purposes of determining management incentive bonuses.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the Company’s profit improvement plan and its initiatives to reduce costs, the Company’s board of directors and certain senior executives agreed to reduce their compensation.  The board agreed that the cash fees paid to them would be reduced by 25%, from $32,500 to $24,375 per year.  In addition, Robert G. Culp, III, Chairman, agreed to reduce his annual salary from $200,000 to $150,000.  Franklin N. Saxon, President and CEO, agreed to reduce his salary from $300,000 to $225,000, and Kenneth R. Bowling, Chief Financial Officer, agreed to reduce his annual salary from $175,000 to $148,750.  These changes were approved by the compensation committee and board of directors on December 4, 2008.

Item 8.01 - Other Events

The company expects to file its Form 10-Q for the quarter ended November 2, 2008, on or before December 12, 2008. The financial statements contained in that filing are expected to show that the company is not in compliance with the NYSE’s continued listing requirements. Under the NYSE’s current listing standards, the company is required to have market capitalization over a consecutive 30 trading-day period or shareholders’ equity of more than $75 million to maintain compliance with continued listing standards.

Item 9.01 - Financial Statements and Exhibits.

99(a) News Release dated December 4, 2008

99(b) Financial Information Release dated December 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.
(Registrant)

	By:	/s/ Kenneth R. Bowling
Chief Financial Officer
(principal financial officer)

	By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

Dated: December 4, 2008

EXHIBIT INDEX

Exhibit Number                                    Exhibit

99(a)                               News Release dated December 4, 2008

99(b)                               Financial Information Release dated December 4, 2008